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                         CHECKFREE HOLDINGS CORPORATION



                           --------------------------

                                  Exhibit 4(a)

                           --------------------------





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                         CHECKFREE HOLDINGS CORPORATION

                              AMENDED AND RESTATED
                              --------------------
                      1983 NON-STATUTORY STOCK OPTION PLAN
                      ------------------------------------


         WHEREAS, CheckFree Corporation, a Delaware corporation, adopted the CheckFree Corporation 1983 Non- Statutory Stock Option Plan (the "1983 NSO Plan") as an incentive and to encourage certain key associates and directors who render service to CheckFree Corporation; and

         WHEREAS, effective December 22, 1997, CheckFree Corporation was reorganized and pursuant to the reorganization, CheckFree Corporation became the wholly owned subsidiary of CheckFree Holdings Corporation (the
"Reorganization"); and

         WHEREAS, the common stock of CheckFree Corporation was exchanged on an equal basis for the common stock of CheckFree Holdings Corporation on the effective date of the Reorganization; and

         WHEREAS, CheckFree Holdings Company, pursuant to the Reorganization adopted the 1983 NSO Plan and desires to restate and amend the 1983 NSO Plan to reflect the Reorganization.

         NOW, THEREFORE, in consideration of the premises, the 1983 NSO Plan is hereby amended and restated, effective December 22, 1997, in its entirety as follows:

          1. PURPOSE. The purpose of this Amended and Restated 1983 Non-statutory Stock Option Plan (the "Plan") is to advance the interests of CheckFree Holdings Corporation, a Delaware corporation (the "Company"), by providing an opportunity to selected key associates and directors of the Company, and any subsidiaries thereof, to purchase stock of the Company through the exercise of options granted under the Plan. By encouraging such stock ownership, the Company seeks to attract, retain, and motivate key associates and directors of training, experience, and ability.

          2. EFFECTIVE DATE. The Plan shall become effective on December 19, 1983 (the "Plan Effective Date").

          3. STOCK SUBJECT TO THE PLAN. The shares that may be granted under the Plan shall not exceed in the aggregate Ten Thousand (10,000) shares of the $.01 par value common stock of the Company. Any shares subject to an option which for any reason expires or is terminated unexercised as to such shares may again be the subject of an option under the Plan. The shares delivered upon exercise of options under the Plan, in whole or in part, may be either authorized but unissued shares or issued shares reacquired by the Company.

          4. ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company, unless the Board of Directors shall designate such administration to a committee (the "Stock Option Committee") consisting of not less than two (2) or more directors, who shall be eligible to participate in the Plan. The Stock Option Committee shall be appointed by and shall serve at the pleasure of the Board of Directors of the Company. Subject to the provisions of the Plan, the Stock Option Committee shall have full power to construe and interpret the Plan and to establish, amend, and rescind rules and regulations for its administration. If the Board of Directors does not appoint a Stock Option Committee, any reference in the Plan to the Stock Option Committee shall mean the Board of Directors.

        5. ELIGIBLE ASSOCIATES. Options may be granted by the Board of Directors to such key associates of the Company or any of its subsidiaries, and to members of the Board of Directors of the Company and any of its subsidiaries whether or not they also are employed by the Company.

        6. DURATION OF THE PLAN. The Plan shall terminate ten (10) years from the Plan Effective Date, unless terminated earlier pursuant to Section 11 hereafter, and no options may be granted thereafter.



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        7. TERMS AND CONDITIONS OF OPTIONS. Options granted under the Plan shall be evidenced by stock option agreements in such form and not inconsistent with the Plan as the Stock Option Committee shall approve from time to time, which agreements shall include, but are not limited to, the following terms and conditions:

                (a) PRICE. Each option agreement shall specify the purchase price per share of stock payable upon the exercise of each option granted hereunder, as determined by the Board of Directors.

                (b) NUMBER OF SHARES. Each option agreement shall specify the number of shares to which it pertains.

                (c) EXERCISE OF OPTIONS. Each option shall be exercisable for the full amount or for any part thereof and at such intervals or in such installments as the Board of Directors may determine at the time it grants such option; provided, however, that no option shall be exercisable with respect to any shares later than ten (10) years after the date of the grant of such option.

                (d) NOTICE OF EXERCISE AND PAYMENT. An option shall be exercisable only by delivery of a written notice to the Stock Option Committee, any member of the Stock Option Committee, the Company's Treasurer, or any other officer of the Company designated by the Stock Option Committee to accept such notices on its behalf, specifying the number of shares for which it is exercised. If said shares are not at the time effectively registered under the Securities Act of 1933, the optionee shall include with such notice a letter containing representations and warranties, in form and substance satisfactory to the Company and counsel for the Company, confirming that the shares are being purchased for the optionee's own account for investment and not with a view to distribution. Payment shall be made in full at the time of delivery to the optionee of a certificate or certificates covering the number of shares for which the option was exercised. Payment shall be made either by (i) cashier's or certified check; (ii) by delivery and assignment to the Company of shares of the Company's stock, if permitted by a vote of the Board of Directors; or (iii) by a combination of (i) and
       (ii). The value of the Company's stock for such purpose shall be its fair market value as of the date the option is exercised, as determined in accordance with procedures to be established by the Stock Option Committee.

                (e) NON-TRANSFERABILITY. No option shall be transferable by the optionee except by will or the laws of descent or distribution. During the optionee's lifetime, each option shall be exercisable only by the optionee.

                (f) RIGHTS AS SHAREHOLDER. The optionee shall have no rights as a shareholder with respect to any shares covered by the optionee's option until the date of issuance of a stock certificate to the optionee for such shares.

        8. STOCK DIVIDENDS; STOCK SPLITS; STOCK COMBINATIONS; RECAPITALIZATIONS. Appropriate adjustment shall be made in the maximum number of shares of common stock subject to the Plan and in the number, kind, and option price of shares covered by outstanding options granted hereunder to give effect to any stock dividends or other distributions, stock splits, stock combinations, recapitalizations, and other similar changes in the capital structure of the Company after the Plan Effective Date.

        9. MERGER; SALE OF ASSETS; DISSOLUTION. In the event of a change of the common stock resulting from a merger or similar reorganization as to which the Company is the surviving corporation, the number and kind of shares which thereafter may be optioned and sold under the Plan and the number and kind of shares then subject to options granted hereunder and the price per share thereof shall be appropriately adjusted in such manner as the Stock Option Committee, in its sole discretion, may deem equitable to prevent substantial dilution or enlargement of the rights available or granted hereunder. In the event of a merger or similar reorganization which the Company does not survive, or a sale of all or substantially all of the assets of the Company, the Company shall

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repurchase, at the effective date of the merger, reorganization, or sale, all of the Shares remaining unexercised under options granted and then outstanding under the Plan at a purchase price equal to the difference between the exercise price of the Shares and the fair market value of the Shares, as determined by the Company in its sole discretion, and options under the Plan shall terminate at such time.


       10. TERMINATION OR AMENDMENT OF THE PLAN. The Board of Directors at any time may terminate the Plan or make such changes in or additions to the Plan as it deems advisable, provided that no such termination or amendment shall adversely affect or impair any then outstanding option without the consent of the optionee holding such option.

       11. DEFINITIONS.

                (a) The term "key associates" means those executive, administrative, operational, or managerial employees of the Company or any subsidiary thereof who are determined by the Stock Option Committee to be eligible for options under the Plan.

                (b) The term "optionee" means a key associate or a director to whom an option is granted under the Plan or, in the event of a transfer pursuant to Section 7(e), the optionee's estate, personal representative, or beneficiary, as the case may be.

                (c) The term "parent" shall have, for purposes of the Plan, the meaning ascribed to it under Section 425(e) of the Code.

                (d) The term "subsidiary" shall have, for purposes of the Plan, the meaning ascribed to it under Section 425(f) of the Code.



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                                    EXHIBIT A



                                                                    NSO NO._____


                         CHECKFREE HOLDINGS CORPORATION

                             STOCK OPTION AGREEMENT
                                    UNDER THE
                              AMENDED AND RESTATED
                      1983 NON-STATUTORY STOCK OPTION PLAN
                      ------------------------------------


                  CHECKFREE HOLDINGS CORPORATION (the "Company") hereby grants, effective _______, 199__ (the "Effective Date") to _______________ (the
"Optionee") an option to purchase a maximum of ____________ shares of its Common Stock, $.01 par value, at a price of ___________ Dollars ($_____) per share (the "Shares"), subject to the following:

                 1. RELATIONSHIP TO THE PLAN. This option is granted pursuant to the Company's Amended and Restated 1983 Non-Statutory Stock Option Plan, a copy of which is attached as Exhibit A hereto (the "Plan"), and is in all respects subject to the terms, conditions, and definitions of the Plan. The Optionee hereby accepts this option subject to all the terms and provisions of the Plan (including without limitation provisions relating to non-transferability, termination of the option, adjustment of the number of shares subject to the option, and the exercise price of the option). The Optionee further agrees that all decisions under and interpretations of the Plan by the Stock Option Committee (the "Committee") established under the Plan and as from time to time constituted shall be final, binding, and conclusive upon the Optionee and his or her heirs.

                 2. VESTING AND TIME OF EXERCISE. This option may not be exercised prior to the first anniversary of the Effective Date. It thereafter may be exercised, from time to time, in full or in part, by the Optionee based upon the number of full years the Optionee has served as an employee or director of the Company (the "Vested Percentage") and shall remain exercisable (subject to the provisions herein and the Plan) until it has been exercised as to all of the Shares or the tenth anniversary of the Effective Date, whichever occurs first. The Optionee shall be entitled to exercise this option to the extent of the percentage of, and not to exceed in the aggregate, the maximum number of the Shares, based upon the Vested Percentage, from time to time, which shall be determined in accordance with the following schedule:

                      Full Years of Employment
                           or Directorship             Vested Percentage
                           ---------------             -----------------

                                  1                              20%
                                  2                              40%
                                  3                              60%
                                  4                              80%
                                  5                             100%

Notwithstanding the foregoing, this option may not be exercised if, in the opinion of counsel for the Company, the issuance of the Shares pursuant hereto, either alone or in combination with the issuance with other securities by the Company, would constitute a violation of applicable federal or state securities laws or regulations or orders thereunder. In the event this option otherwise may not be exercised by reason of the foregoing sentence, the

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Company shall use its best efforts to register said Shares with the Securities and Exchange Commission on Form S-8 (or successor form) as soon as practicable after said form may be used by the Company and, concurrently therewith, to take such steps as may be necessary to comply with applicable state securities laws in connection with such issuance.

                 3. METHODS OF EXERCISE. This option shall be exercisable by a written notice in the form adopted by the Committee which specifies the number of the Shares to be purchased. Upon receipt of payment for the Shares the Company thereafter will deliver or cause to be delivered to the Optionee (or if any other individual or individuals are exercising this option, to such individual or individuals) at the office of the Company, a certificate or certificates for the number of the Shares with respect to which this option is being exercised, registered in the name or names of the individual or individuals exercising the option, provided, however, that if any law or regulation or order of the Securities and Exchange Commission or any other body having jurisdiction in the premises shall require the Company or Optionee (or other individual or individuals exercising this option) to take any action in connection with the Shares then being purchased, the delivery of the certificate or certificates for the Shares shall be delayed for the period necessary to take and complete such action.

                 4. PURCHASE FOR INVESTMENT. This option is granted on the condition that the purchase of the Shares shall be for the account of the Optionee (or other individual or individuals exercising this option) for investment purposes and not with a view of resale or distribution, except that such condition shall be inoperative if the offering of the Shares is registered under the Securities Act of 1933, or if in the opinion of counsel for the Company the Shares may be resold without registration. At the time of any exercise of the option, the Optionee (or other individual or individuals exercising this option) will execute such further agreements as the Company may require to implement the foregoing condition and to acknowledge the Optionee's (or such other individual's) familiarity with restrictions on the resale of the Shares under applicable securities laws.

                 5. OPTION TO PURCHASE UPON TERMINATION OF EMPLOYMENT OR DEATH. Upon the termination of the Optionee's employment with the Company, whether such termination be voluntary or involuntary and for whatever cause, or upon the death of the Optionee, the Company shall have the option to purchase the Shares, now owned or hereafter acquired by the Optionee, and to which the Optionee shall be entitled. The Company within sixty (60) days of the Optionee's termination or death, at its option, may give notice of its election to purchase, in whole or in part, the Shares then owned by the Optionee. The Company shall exercise its election to purchase by giving notice thereof to the Optionee or the legal representative of the Optionee's estate. Such notice shall specify the number of the Shares to be purchased and the date for the closing of the purchase which shall be not more than sixty (60) days after the date of the giving of such notice.

                The purchase price of the Shares to be purchased hereunder because of the termination or death of the Optionee shall be the price set forth in Section 7 below. The closing shall take place at the principal office of the Company and the purchase price shall be paid as set forth in Section 8 below.

                 6. OPTION TO PURCHASE UPON TRANSFER. The Optionee shall not transfer or encumber the Shares, in whole or in part, to any person, firm, or corporation without the prior written consent of the Company and only thereafter if the Optionee shall have first made the offer to sell the Shares to the Company as hereinafter described and such offer shall not have been accepted.

                (a) OFFER BY THE OPTIONEE - The offer shall be given to the Company and shall consist of an offer to sell all of the Shares owned by the Optionee intended to be transferred or encumbered, to which shall be attached a statement of intention to transfer or encumber, as the case may be, the name and address of such prospective purchaser or lienor, the number of shares involved in the proposed transfer or encumbrance, and the terms of such transfer or encumbrance.

                (b) ACCEPTANCE OF OFFER - Within sixty (60) days after the receipt of such offer, the Company, at its option, may elect to purchase, in whole or in part, the Shares on either the same


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        terms as those offered to the prospective purchaser or lienor, or upon the terms as set forth in Section 8 below. The Company shall exercise its election to purchase by giving notice thereof to the Optionee. Such notice shall specify a date for the closing of the purchase which shall be not more than sixty (60) days after the date of the giving of such notice.

                (c) RELEASE FROM RESTRICTION - If the offer to sell to the Company is not accepted, the Optionee may make a bona fide transfer or encumbrance to the prospective purchaser or lienor named in the statement attached to the offer, such sale or encumbrance to be made only in strict accordance with the terms therein stated. However, if the Optionee shall fail to make such transfer or encumbrance within thirty
        (30) days following the expiration of the time herein provided for the election by the Company, such Shares shall again be subject to all the restrictions of this Agreement.

                 7. PURCHASE PRICE. The purchase price of the Shares to be purchased hereunder because of the termination of employment or death of the Optionee, as set forth under Section 5, or because of the Company exercising its right to purchase the Shares upon the terms set forth herein, as set forth under
Section 6, shall be the fair market value of the Shares. "Fair market value" of the Shares as used in this Section 7 shall be determined as follows:

                (a) If there is a public market for the common stock of the Company, the fair market value of the Shares shall be the lowest closing bid price on the date of the Company's election or, if no trades are made on such date, the most recent trade date prior thereto.

                (b) If there is no public market for the common stock of the Company, the fair market value shall be the price mutually agreed upon by the Company and the Optionee or the Optionee's legal representative.

                (c) If there is no public market for the common stock of the Company and the parties cannot mutually agree upon a price within forty-five (45) days following the date on which the Company accepts the offer, the fair market value of the Shares shall be determined as follows: The Company or the Optionee or the Optionee's legal representative shall each select an appraiser. These two appraisers shall select a third appraiser. The three appraisers shall determine a price per share which represents the fair market value. If the three appraisers cannot agree, the average of the three appraisers shall control. All costs of such appraisal shall be borne equally by the Company and the Optionee or the Optionee's estate.

                 8. PAYMENT OF PURCHASE PRICE. The purchase price to be paid in the event the Company exercises its option to purchase the Shares pursuant to
Section 5 or Section 6 (if upon the terms set forth herein) shall be paid in five (5) equal successive annual installments commencing sixty (60) days after the closing of the purchase of the Shares, which shall be evidenced by the delivery of a negotiable promissory note (the "Note") from the Company payable to the order of the Optionee, or the legal representative of the Optionee's estate. The Note shall bear interest at the rate of ten percent (10%) per annum and the Company shall have the right to prepay the Note at any time without penalty. Notwithstanding the foregoing, the Company's minimum annual installment payable under the Note shall be the lesser of Ten Thousand Dollars ($10,000) or the total amount then due under the Note. Upon the delivery of the Note to the Optionee, the Optionee or the legal representative of the Optionee's estate shall assign and deliver to the Company the certificates for the Shares.

                 9. ENDORSEMENT ON STOCK CERTIFICATE. In addition to any other legends, the certificate for the Shares shall bear the following legend in conspicuous type:




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        THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST
        REFUSAL OPTION GRANTED TO THE COMPANY PURSUANT TO A STOCK OPTION AGREEMENT DATED THE ___ DAY OF _______, 19__.

                10. TERMINATION OF OPTION TO PURCHASE. The Company's options to purchase the Shares under Sections 6 and 7 of this Agreement shall terminate 90 days after the effective date that the Company is required, with respect to its Common Stock, $.01 par value, to file periodic reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

                11. GENERAL. This Stock Option Agreement shall be construed as a contract under the laws of the State of Ohio. It may be executed in several counterparts, all of which shall constitute one agreement. It shall bind and, subject to the terms of the Plan, benefit the parties and their respective successors, assigns, and legal representatives.

                IN WITNESS WHEREOF, the Company and the Optionee have caused this Agreement to be executed as of the date first written above.

                                                CHECKFREE HOLDINGS CORPORATION



                                                By
                                                  -----------------------------
                                                Its
                                                   ----------------------------

                                                OPTIONEE:


                                                --------------------------------




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